[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
        Exhibit 10.1

THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT
This Third Amendment to the Collaboration and License Agreement (the “Amendment”) is entered into as of September 3, 2020 (the “Amendment Effective Date”) by and between Exelixis, Inc., a Delaware company having an address at 1851 Harbor Bay Parkway, Alameda, CA, 94502, USA (“Exelixis”) and Takeda Pharmaceutical Company Limited, a Japanese corporation with principal offices located at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, JAPAN (“Collaborator”). Exelixis and Collaborator may be referred to herein individually as a “Party” or collectively as the “Parties”.
Recitals
Whereas, Exelixis and Collaborator are Parties to the Collaboration and License Agreement dated January 30, 2017, as amended on March 22, 2018, and May 7, 2019 (the “License Agreement”), under which the Parties have been collaborating on the development and commercialization of cabozantinib in Japan; and
Whereas, the Parties desire to enter into this Amendment to modify certain cost sharing obligations payable under the License Agreement on the terms and conditions set forth below.
Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Tier 2 Indication
1.1    Section 1.79 of the License Agreement is hereby deleted in its entirety and replaced with the following:
1.79 “Tier 2 Indication” means [ * ].
2.    Development Costs
2.1    Section 4.5(a) of the License Agreement is hereby deleted in its entirety and replaced with the following:
4.5 (a)     Collaborative Work Costs.
(i)    Except as set forth in Section 4.5(a)(ii) below, Exelixis shall be responsible for eighty percent (80%) and Collaborator shall be responsible for twenty percent (20%) of all Development Costs for any Development activities (including Clinical Trials) set forth in the GDP other than Independent Work, Collaborator Local Development Work and/or Exelixis Local Development Work (the “Collaborative Work”). For the avoidance of any doubt, such Development Costs with respect to the Collaborative Work shall include work performed by temporary workers and contractors on applicable activities and all Allowable Increases. For the purpose of this Section 4.5(a), “Allowable Increases” are defined as increased Development Costs in connection with the Collaborative Work resulting from (A) changes in study design after the Effective Date that are approved by the JDC [ * ] (up to the amount of a mutually-agreed budget increase), (B) changes in regulatory requirements arising after the Effective Date (including changes required or recommended by Regulatory Authorities, but excluding changes required or recommended specifically by a Regulatory Authority of the Exelixis Territory solely for the benefit of the Exelixis Territory), or (C) extensions in the duration of Clinical Trials resulting from a lower than anticipated patient accrual rate, rate of clinical events, or higher rates of survival. The Parties’ foregoing Development Cost obligations with respect to the Collaborative Work (including Allowable Increases, if any) are subject to a maximum payment obligation of [ * ] of the amount specified in the Development

Budget (the “Budget Cap”). For clarification, notwithstanding Section 3.2(f), in the event that the Collaborative Work is conducted in accordance with the GDP and within the Budget Cap, no amendment of the Development Budget shall be required. In the event that Development Costs are expected or anticipated to exceed the Budget Cap, the Party conducting the applicable Clinical Trial shall notify the other Party and the JDC shall meet to discuss amending the Development Budget.
(ii)    Notwithstanding the foregoing subsection (i), for the Clinical Trials identified in subsections (A), (B) and (C) below in the Collaborator Territory (together, the “CONTACT Trials”), the Parties shall be responsible, except for Third Party Work (defined herein below), for all Development Costs associated with such CONTACT Trials as such costs are described below, and shall have such further rights and responsibilities associated with the CONTACT Trials as further described in the [ * ].
A.    Phase 3 Clinical Trial: CONTACT-01, Protocol Title: A Phase III, Multicenter, Randomized, Open-Label, Controlled Study to Evaluate the Efficacy, Safety, and Pharmacokinetics of Atezolizumab Given in Combination with Cabozantinib Versus Docetaxel Monotherapy in Patients with Metastatic Non-Small Cell Lung Cancer Previously Treated with an Anti-PD-L1/PD-1 Antibody and Platinum-Containing Chemotherapy (Protocol Number GO41892);
B.    Phase 3 Clinical Trial: CONTACT-02, Protocol Title: A Phase III, Randomized, Open-Label, Controlled Study of Cabozantinib (XL184) in Combination with Atezolizumab vs Second Novel Hormonal Therapy (NHT) in Subjects with High-Risk, Metastatic Castration-Resistant Prostate Cancer (Protocol Number XL184-315);
C.    Phase 3 Clinical Trial: CONTACT-03, Protocol Title: A Phase III, Multicenter, Randomized, Open-Label Study to Evaluate the Efficacy and Safety of Atezolizumab Given in Combination with Cabozantinib Versus Cabozantinib Alone in Patients with Inoperable, Locally Advanced, or Metastatic Renal Cell Carcinoma Who Experienced Radiographic Tumor Progression During or After Immune Checkpoint Inhibitor Treatment (Protocol Number WO41994).
3.    Third Party Work
3.1    The following section shall be added as Section 4.15 of the License Agreement:
“4.15    Third Party Work. If a Third Party is interested in pursuing additional Development work on a Product in Collaborator Territory that neither Party is interested in pursuing, then such Development work in Collaborator Territory may proceed with the approval of the JDC, and following each such approval such additional Development work shall be incorporated into the GDP by the JDC (the “Third Party Work”). Notwithstanding the foregoing, following the approval of the Third Party Work by the JDC, the Third Party may conduct the Third Party Work at its own costs unless agreed in writing with both Parties, provided that: (A) it shall do so in accordance with the amended GDP; (B) such Third Party Work shall be conducted under the oversight of the JDC; (C) such Third Party Work shall be conducted in accordance with a separate agreement between the Third Party and the Parties; and (D) no Third Party shall conduct Third Party Work in a manner that would have a material adverse effect on any Product(s) in either Party’s territory.
4.    General Provisions
4.1    Effect of Amendment. Except as expressly modified herein, all terms and conditions set forth in the License Agreement, as in effect on the Amendment Effective Date, shall remain in full force and effect.
4.2    Entire Agreement. The License Agreement as modified by this Amendment is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to its subject matter.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

They supersede all prior and contemporaneous agreements and communications, whether written or oral, of the Parties regarding this subject matter.
4.3    Severability. If, for any reason, any part of this Amendment is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Amendment. All remaining portions shall remain in full force and effect as if the original Amendment had been executed without the invalidated, unenforceable, or illegal part.
4.4    Counterparts; Electronic or Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.
[Signature Page Follows]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

    In Witness Whereof, the Parties hereto have caused this Third Amendment to be executed and entered into by their duly authorized representatives as of the Amendment Effective Date.

Exelixis, Inc. By: /s/ Michael M. Morrissey Name: Michael M. Morrissey, Ph.D. Title: President and Chief Executive Officer	Takeda Pharmaceutical Company Limited By: /s/ Takafumi Horii Name: Takafumi (Taka) Horii Title: Vice President, Head of Japan Oncology Business Unit

[Signature Page to the Third Amendment to the Collaboration and License Agreement]

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.